UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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FORM 8-K
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CURRENT REPORT
Pursuant to Section 13 or 15(d)
of The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported)
September 29, 2023
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Akumin Inc.
(Exact name of Registrant as specified in its charter)
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Delaware	001-39479	88-4139425
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

8300 W. Sunrise Boulevard Plantation, Florida	33322
(Address of principal executive offices)	(Zip Code)
(844) 730-0050
(Registrant’s telephone number, including area code)
(Former name or former address, if changed since last report)
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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered or to be registered pursuant to Section 12(b) of the Act.

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 par value per share	AKU	The Nasdaq Stock Market LLC
Common Stock, $0.01 par value per share	AKU	Toronto Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).
Emerging growth company ☒
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

Waiver of the September 29, 2023 Cash Interest Payment under the 11.00% Unsecured PIK Toggle Series A Note

On September 29, 2023, Akumin Operating Corp., a Delaware corporation (the “Issuer”), a wholly owned indirect subsidiary of Akumin Inc. (the “Company”), and Stonepeak Magnet Holdings LP (“Stonepeak”), entered into a Temporary Waiver Agreement (the “Waiver”) in connection with the 11.00% Unsecured PIK Toggle Series A Note, dated as of September 1, 2021 (as amended, restated, supplemented or otherwise modified from time to time prior to the date hereof, the “Series A Note”), between the Issuer and Stonepeak, the form of which was attached as Exhibit B to the Series A Notes and Common Share Purchase Agreement between the Company, the Issuer and Stonepeak, dated June 25, 2021, which was filed as Exhibit 10.4 to the Company’s Annual Report on Form 10-K for the year ended December 31, 2021.

Summary of the Material Terms and Conditions of the Waiver

Under the terms of the Waiver, (i) the Issuer acknowledged that (A) it was obligated to pay Stonepeak $9,311,817.46 in PIK Interest as of the September 29, 2023 PIK Interest Payment Date (each as defined in the Series A Note), (B) that it was obligated to pay Stonepeak $3,939,615.08 in Cash Interest as of the September 29, 2023 Cash Interest Payment Date (each as defined in the Series A Note) and (C) that absent the Waiver, the Issuer’s failure to make the Cash Interest payment to Stonepeak would have constituted a Trigger Event (as defined in Section 7 of the Series A Note) and would have entitled Stonepeak to certain rights and remedies against the Issuer and the Company under Section 8 of the Series A Note; (ii) Stonepeak extended the due date of the September 29, 2023 Cash Interest payment to October 16, 2023 and agreed that no Trigger Event occurred upon the Issuer’s failure to make the Cash Interest payment due on September 29, 2023 and that it would not be entitled as a result thereof to any rights and remedies under Section 8 of the Series A Note; and (iii) the Issuer agreed that except as expressly provided in the Waiver, (A) none of rights and remedies granted to Stonepeak under Section 8 of the Series A Note are invalidated, impaired or otherwise modified and (B) the Waiver does not waive or release the Issuer from any past, existing or future Default, Event of Default or Trigger Event (each as defined in the Series A Note).

In the event that the Issuer does not pay Stonepeak $3,939,615.08 in Cash Interest by October 16, 2023, the extension of the Cash Interest Payment Date from September 29, 2023 to October 16, 2023 and the waiver of Stonepeak’s rights and remedies under Section 8 of the Series A Note shall be deemed ineffective and Stonepeak shall immediately be entitled to all its rights and remedies under Section 8 of the Series A Note as if the Waiver had never existed.

The foregoing summary of the Waiver does not purport to be complete and is qualified in its entirety by reference to the full and complete terms of the Waiver, a copy of which is filed as Exhibit 10.1 hereto and is incorporated herein by reference.
Item 9.01. Financial Statements and Exhibits.
(d) Exhibits

Exhibit No.	Description

10.1	Temporary Waiver Agreement, dated September 29, 2023, between Akumin Operating Corp. and Stonepeak Magnet Holdings LP.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Akumin Inc.

Date: October 5, 2023	By:	/s/ Riadh Zine
Riadh Zine Chairman, Chief Executive Officer and Director